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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in Registration Statement No.
33-93850 of Washington Mutual, Inc. on Form S-3; Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (No. 333-23221) of Washington Mutual, Inc.; Registration Statement No. 33-86840 of Washington Mutual, Inc. on Form S-8; and Registration Statement No. 333-37685 of Washington Mutual, Inc. on Form S-3 of our report dated February 20, 1998, appearing in the Annual Report on Form 10-K of Washington Mutual, Inc. for the year ended December 31, 1997.

Deloitte & Touche LLP

Seattle, Washington
March 18, 1998